SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

CPI CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 5, 2006

DEAR FELLOW STOCKHOLDER:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of CPI Corp., (the “Company”). The meeting will be held at 9:30 a.m. (CDT), Wednesday, June 7, 2006, at the Company's offices at 1706 Washington Avenue, St. Louis, Missouri 63103. The enclosed Notice of Annual Stockholders’ Meeting and Proxy Statement describe the items to be voted on at the meeting.

Your vote is important in the governance of CPI. Please complete, date, sign and return the enclosed proxy card, whether or not you plan to attend the meeting. If you subsequently decide to attend the meeting, you may vote your shares in person.

We appreciate your participation in our Annual Meeting and your continued interest in our Company.

Sincerely,

David M. Meyer
Chairman of the Board of Directors

NOTICE OF ANNUAL STOCKHOLDERS' MEETING

TO CPI STOCKHOLDERS:

The Annual Meeting of the Stockholders of CPI Corp. (the “Company”) will be held on June 7, 2006, at 9:30 a.m. (CDT), at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103. The items of business to be acted upon at this meeting are as follows:

1.	Election of a Board of Directors for the ensuing year;
2.	A proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending February 3, 2007; and
3.	Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has specified April 25, 2006, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting.

The Proxy Statement for the Annual Meeting is set forth on the following pages.

We urge you to promptly sign, date, and return your Proxy even if you plan to attend the Annual Meeting. You may also use the internet to vote by following the instructions on the enclosed proxy card. If you do attend the meeting, you may vote your shares in person, thereby canceling the Proxy. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors

JANE E. NELSON

Secretary and General Counsel

Dated: May 5, 2006

Table Of Contents

Solicitation and Revocation of Proxy	1
Stockholder Proposals for 2007 Annual Meeting	2
Outstanding Shares and Voting Rights	2
Election of Directors (Proxy Item No. 1)	3
Executive Officers	4
Security Ownership of Certain Beneficial Owners	6
Security Ownership of Management	7
Section 16(a) Beneficial Ownership Reporting Compliance	8
Board and Committee Meetings	9
Compensation of Directors	11
Report of the Audit Committee	12
Fees Paid to Independent Registered Public Accounting Firm	13
Ratification of Appointment of Independent Registered Public Accounting Firm (Proxy Item No. 2)	13
Report of the Compensation Committee on Executive Compensation	14
Compensation Committee Interlocks and Insider Participation	15
Compensation of Executive Officers	16
Performance Graph	22
Certain Relationships and Related Transactions	23
Other Information	23

-i-

CPI CORP.

1706 WASHINGTON AVENUE

ST. LOUIS, MISSOURI 63103

PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2006

Solicitation and Revocation of Proxy

This Proxy Statement and the accompanying Proxy are being mailed on or about May 5, 2006, to holders of common stock of CPI Corp., a Delaware corporation (the “Company” or “CPI”), in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders to be held on June 7, 2006, at 9:30 a.m. (CDT), at the principal offices of CPI Corp., at 1706 Washington Avenue, St. Louis, Missouri 63103, or at any adjournment thereof (the “Annual Meeting”). Proxies are solicited to provide all stockholders of the Company with the opportunity to vote. Shares may only be voted at the Annual Meeting if the stockholder is present in person or represented by a Proxy.

The cost of preparing, mailing, and soliciting Proxies will be borne by the Company. In addition to this Proxy Statement, directors, officers and regular employees of the Company may solicit Proxies personally and by telephone, facsimile or other means for which they will receive no compensation in addition to their normal compensation. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

A stockholder giving a Proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Company at the principal offices of the Company at the address set forth above at any time before the commencement of the Annual Meeting or any adjournment thereof; (ii) attending and voting at the Annual Meeting in person; or (iii) executing and delivering to the Secretary of the Company a Proxy bearing a date and time later than that of the Proxy to be revoked. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.

The Annual Meeting has been called for the purposes set forth in the Notice of Annual Stockholders’ Meeting (the “Notice”) to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Annual Meeting for stockholder action, but if any other matters properly come before the Annual Meeting, votes thereon will be cast by the Proxy holders in accordance with their best judgment.

The Company’s fiscal year ends the first Saturday of February. Accordingly, references to fiscal year 2005, fiscal year 2004 and fiscal year 2003 mean the fiscal years ended February 4, 2006, February 5, 2005 and February 7, 2004, respectively.

Stockholder Proposals for 2007 Annual Meeting

To be considered for inclusion in next year’s Annual Meeting Proxy Statement, stockholder proposals must arrive at the Company's offices no later than the close of business on January 5, 2007. Proposals should be addressed to the attention of the Company’s Secretary, 1706 Washington Avenue, St. Louis, Missouri 63103.

Stockholders wishing to present proposals at the Annual Meeting (but not include them in the Proxy Statement) are required to notify the Secretary of the Company in writing no less than 90 days nor more than 120 days prior to the stockholders’ meeting; provided, however, that if less than 100 days’ notice or other public disclosure of the date of the meeting is given, notice by the stockholder will be considered timely if it is received by the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date was mailed or other public disclosure was made.

Notices of intention to present proposals at the 2007 Annual Meeting should be addressed to the attention of the Company’s Secretary, 1706 Washington Avenue, St. Louis, Missouri 63103.

Outstanding Shares and Voting Rights

Only holders of common stock of the Company of record at the close of business on April 25, 2006, are entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock outstanding on the record date is entitled to one vote on all matters properly coming before the Annual Meeting. As of the close of business on April 25, 2006, there were 6,337,536 shares of common stock issued and outstanding; a majority of these shares constitutes a quorum and must be present in person or by Proxy at the Annual Meeting to conduct business.

When a Proxy is returned to the Company properly signed and dated, the persons designated as Proxies will vote the shares represented by the Proxy in accordance with the stockholder's directions. If a Proxy is signed, dated and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Company's Board of Directors.

Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote FOR:

(1)	the election as directors of the nominees named herein;
(2)	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending February 3, 2007.

Election of the directors of the Company and the ratification of the appointment of KPMG LLP will be determined by a majority of the votes cast thereon. Proxies for shares marked “abstain” on a matter will be considered to be represented at the Annual Meeting, but will have the no effect on the election of directors and the effect of a negative vote on the proposal to ratify the appointment of KPMG LLP. If a broker which is the record holder of shares indicates on a proxy form that it does not have discretionary authority to vote those shares on a proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld on such Proposal, those non-voted shares will be counted as present for quorum purposes but as not voting on the proposal. This will have no effect on the election of directors and will have the same effect as a negative vote on the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

Election of Directors (Proxy Item No. 1)

The Company’s By-laws provide that the number of directors constituting the full Board of Directors shall be five. The Board of Directors recommends that the five incumbent directors be re-elected for a term of one year and thereafter until their successors are duly elected and qualified, or until a director’s earlier death, resignation or retirement.

Unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees as directors of the Company. If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the Proxies, acting pursuant to the authority granted by the Proxies, will vote for such person or persons as may be designated by the Board of Directors.

The name of each nominee, the nominees' principal occupations, and certain other information is set forth below. Each of the nominees first joined the Board in March 2004.

Name	Principal Occupation, Business Experience and Directorships
James Abel

Mr. Abel, age 60, serves as Executive Vice President, Secretary, Treasurer and Chief Financial Officer of The Lamson & Sessions Co., a diversified manufacturer and distributor of a broad line of thermoplastic electrical, consumer, telecommunications and engineered sewer products for major domestic markets. Mr. Abel has been an executive officer of The Lamson & Sessions Co. since December 1990 and a director since 2002.

Michael Koeneke

Mr. Koeneke, age 59, is a Managing Member of Knightspoint Partners LLC, a firm which he co-founded in March 2003 that is engaged in the business of acquiring, holding or disposing of investments in various companies. From 1997 through 2002, Mr. Koeneke was the co-head and then the Chairman of Global Mergers and Acquisitions at Merrill Lynch & Co., Inc.

David Meyer

Mr. Meyer, age 37, has served as Chairman of the Board since April 2004. From October 2004 through August 2005, he served in the Company’s interim Office of the Chief Executive. Since March 2003, Mr. Meyer has served as a Managing Member of Knightspoint Partners LLC, a firm which he co-founded that is engaged in the business of acquiring, holding or disposing of investments in various companies. From the Fall of 1995 through June 2002, Mr. Meyer served in various capacities in the investment banking department of Credit Suisse First Boston, most recently serving as a director in the Mergers and Acquisitions and Global Industrial and Services Groups in the firm’s London office.

Mark Mitchell

Mr. Mitchell, age 44, is a Managing Director of Ramius Capital Group, LLC, a private investment management firm, a position he has held since 1999. He is also a member of the board of directors of I-many, Inc. an enterprise contract management software company, listed on NASDAQ. Mr. Mitchell has over 22 years of investment management experience and currently heads Ramius’ Merger Arbitrage business and co-heads Ramius’ Opportunistic Value Investing Business.

Turner White

Since May 2004, Mr. White, age 57, has served as owner of White and Company, LLC., a consulting and investment firm located in Kansas City, Missouri. From May 2000 to May 2004, Mr. White served as President and Chief Executive Officer of Union Station Kansas City, Inc. He was a Vice President and East region general manager of Cell Net Data Systems, an investor-owned data management and metering supplier to the electric energy industry, from September 1998 through February 2000. From June 1989 to September 1998, Mr. White was Executive Vice President, Corporate Development, of Kansas City Power & Light Company.

The Board of Directors recommends a vote “FOR” each of these nominees as directors.

Executive Officers

Following is a list of the Company’s executive officers who are not directors, along with their respective ages, positions and descriptions of their professional experience.

Renato Cataldo, Jr., Pharm.D.

Chief Operating Officer. Dr. Cataldo, age 45, joined the Company as its Chief Operating Officer in July 2005 after serving as a consultant to the Company since August 2004. From 1998 until his resignation in August 2004, he served as Chief Executive Officer and Chief Technology Officer of Publicis eHealth Solutions, a division of the Publicis Groupe, S.A., an international communications company.

Gary Douglass

Executive Vice President, Finance/Chief Financial Officer and Treasurer of the Company. Mr. Douglass, age 55, joined the Company as Executive Vice President, Finance and Chief Financial Officer in April 2002. He was elected Treasurer in June 2002 and served in the interim Office of the Chief Executive from October 2004 until August 2005. From 1998 through 2001, he was Senior Vice President, Finance and Administration/Chief Financial Officer for DTI Holdings, a wholesale provider of voice and data transmission services based in St. Louis, Missouri. Mr. Douglass served as Executive Vice President/Chief Financial Officer of Roosevelt Financial Group and Roosevelt Bank in St. Louis, Missouri, from 1995 to 1997. He also held a broad range of management positions during his twenty-three year tenure with the St. Louis, Missouri office of the international firm of Deloitte and Touche, LLP, including Partner-in-Charge of Accounting and Auditing Services.

Thomas Gallahue

Executive Vice President, Operations. Mr. Gallahue, age 55, joined CPI in April 2002 in the position of Vice President, Sales Development and Operations and was appointed to his current position in November 2002. Prior to joining CPI, Mr. Gallahue enjoyed a thirty-year career with Sears, Roebuck & Co. where he held various positions, including Store Manager, Region Product Service Manager, Director of Sales Development for Home Appliances and District General Manager.

Dale Heins

Corporate Controller, Principal Accounting Officer and Assistant Treasurer. Mr. Heins, age 43, was promoted to his current position in July 2005, after serving as the Company’s Tax Director since 1993.

Keith Laakko

Chief Marketing Officer. Mr. Laakko, age 40, joined the Company in his current position in January 2006. He served as Category Marketing Director for Controls Brands of Spectrum Brands from 2004 until he joined CPI. From 2000 until 2004, Mr. Laakko held marketing positions with Eastman Kodak Company, including Director of New Business Development, Business to Business, and Director of Corporate Branding, Industry Marketing from 2003 to 2004, Director of Global Brand Communication from 2001 to 2003 and Marketing Director, Strategic Web Partnerships and Online Community from 2000 to 2001.

Jane Nelson

General Counsel and Secretary of the Company. Ms. Nelson, age 56, joined the Company in 1988 as Assistant General Counsel and subsequently served as Associate General Counsel and Assistant Secretary. She was promoted to her current position in 1993.

Paul Rasmussen

Chief Executive Officer. Mr. Rasmussen, age 46, joined the Company in his current position in August 2005, following more than twenty years of service to Eastman Kodak. Mr. Rasmussen’s tenure with Kodak included management positions in engineering and manufacturing, strategic planning and product marketing, including Digital Product Manager, Worldwide Strategic Marketing Manager and Director of Worldwide Marketing Development. In addition to his distinguished career with Kodak, from 2001 to 2003, Mr. Rasmussen served as the Chief Executive Officer of Event Imaging Solutions, Inc., the worldwide leader in event-based photography, operating in theme parks, attractions and shopping malls in the United States, Europe and Australia.

Jada Reese

Vice President, Human Resources. Ms. Reese, age 43, joined the Company in her current position in January 2006. She served in human resource, staffing, and substance testing positions with Anheuser-Busch Companies, Inc. from 2001 until she joined CPI. From 1996 through 2000, Ms. Reese was Managing Director of the St. Louis, Missouri, office of INROADS, Inc., a not-for-profit training and development organization that partners with business organizations to prepare talented students of color for corporate and community leadership.

Ervin Schmitz

Chief Information Officer. Mr. Schmitz, age 64, served as Vice President, Information Technology from December 1996 until February 2004, at which time he retired. He rejoined the Company in his current position in January 2005.

Richard Tarpley

Executive Vice President, Manufacturing. Mr. Tarpley, age 60, has served as Executive Vice President, Manufacturing since 1995. Since joining the Company as Cost Control supervisor in 1970, he has held other positions within the manufacturing department, including Director of Cost Control.

Security Ownership of Certain Beneficial Owners

To the Company's knowledge, based upon filings with the Securities and Exchange Commission, the following table sets forth beneficial owners of five percent (5%) or more of the common stock of the Company as of April 25, 2006.

Name	Amount	Percent
Van Den Berg Management, Inc. (d/b/a Century Management)	1,571,540 (1)	24.8%
Knightspoint Group	1,037,665 (2)	16.4%
Sheffield Asset Management, L.L.C.	479,831 (3)	7.6%
Fine Capital Advisors, LLC	410,400 (4)	6.5%

__________________

(1)

As reported on Amendment No. 2 to its Schedule 13D, dated January 9, 2006, Van Den Berg Management, Inc. (d/b/a Century Management) has sole voting and sole dispositive power with respect to 37,568 shares and shared voting and dispositive power with respect to 1,556,972 shares. The address of the stockholder is 805 Las Cimas Parkway, Suite 430, Austin, Texas 78746.

(2)

As reported in Amendment No. 4 to its Schedule 13D, dated March 9, 2005 and shares owned by David Meyer, Michael Koeneke and Mark Mitchell. Under the rules of the Securities and Exchange Commission, Knightspoint Partners, I, L.P., Knightspoint Capital Management I LLC, Knightspoint Partners LLC, David Meyer, a director and chairman of the board of the Company, Michael Koeneke, a director of the Company, Ramius Securities, LLC, Ramius Capital Group, LLC, C4S & Co., LLC, RCG Ambrose Master Fund, Ltd., Ramius Master Fund, Ltd., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Ramius Advisors, LLC, Starboard Value & Opportunity Fund, LLC, Admiral Advisors, LLC and Jeffrey M. Solomon may be deemed to be members of a group (the “Knightspoint Group”) and, as a result, each of the members may be deemed to beneficially own shares of common stock beneficially owned by each of the other members. Mark Mitchell, a director of the Company, is Managing Director and Head of Merger Arbitrage of Ramius Capital Group, LLC. See also footnotes (f) through (h) of the table set forth below under the caption “Security Ownership of Management” for additional information regarding the ownership of these shares. The address of the stockholder is 787 Seventh Avenue, 9th Floor, New York, New York 10019.

(3)

As reported in its Amendment No. 1 to Schedule 13G, dated as of February 13, 2006, Sheffield Asset Management, L.L.C. has shared voting power and shared dispositive power for all 479,831 shares. Sheffield Partners, L.P. has shared voting and dispositive power for 188,872 shares. Sheffield Institutional Partners, L.P. holds shared voting and dispositive power as to 144,615 shares and Sheffield International Partners, Ltd. has shared voting and dispositive power with respect to 146,344 shares. The address of this stockholder is 227 West Monroe Street, Suite 4800, Chicago, Illinois 60606.

(4)

As reported on Schedule 13D, dated December 9, 2005. Fine Capital Advisors has sole voting and dispositive power as to all 410,400 shares. The address of this stockholder is 152 West 57th Street, 37th Floor, New York, New York 10019.

Security Ownership of Management

Information is set forth below regarding beneficial ownership of common stock of the Company, as of April 25, 2006, by (i) each person who is a director and nominee; (ii) each person listed in the Summary Compensation Table set forth below and (iii) all directors and executive officers (including named executives) as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Name	Amount		Percent
James Abel	6,241	(a)	*
Renato Cataldo	7,553	(b)	*
Gary Douglass	24,962	(c)(d)	*
Thomas Gallahue	17,349	(c)(d)(e)	*
Michael Koeneke	988,779	(f)	15.6
John Krings	53,866	(d)	*
David Meyer	1,028,749	(g)	16.2
Mark Mitchell	988,779	(h)	15.6
Jane Nelson	5,184	(c)(d)	*
Paul Rasmussen	15,497	(i)	*
Richard Tarpley	8,448	(c)(d)	*
Turner White	4,458	(j)	*
Directors and executive officers as a group (16 persons)	1,195,424		18.9%

*Less than one percent.

(a)	Includes 2,839 restricted shares awarded in lieu of cash compensation for the 2006 Board retainer and committee chair retainers.
(b)	Includes 6,429 restricted shares.
(c)

Includes the following shares which such persons have the right to acquire within 60 days after April 25, 2006, upon the exercise of employee stock options: Mr. Douglass: 20,000; Mr. Gallahue: 15,046; Ms. Nelson: 2,912; Mr. Tarpley: 5,290; and executive officers as a group: 45,864.

(d)

Includes 462 shares for Mr. Douglass; 451 shares for Mr. Gallahue; 366 shares for Mr. Krings; 1,103 shares for Ms. Nelson; 942 shares for Mr. Tarpley and 5,103 shares for executive officers as a group, all held under the CPI Corp. Employees’ Profit Sharing Plan and Trust. The executives have neither voting power nor investment power with respect to these shares.

(e)	Includes 1,352 restricted shares.
(f)

Includes 2,028 restricted shares awarded in lieu of cash compensation for 2006 Board retainer. Also includes 102,321 shares of common stock owned by Knightspoint Partners I, L.P. Mr. Koeneke is a Managing Member of the sole Member of the General Partner of Knightspoint Partners I, L.P. and has shared voting and dispositive power with respect to the 102,321 shares of common stock owned by Knightspoint Partners I, L.P. Also includes an aggregate of 882,000 shares of common stock owned by the Ramius related entities described in footnote (h) below, as to which Mr. Koeneke has no voting or dispositive power and as to which he disclaims beneficial ownership. Under the rules of the Securities and Exchange Commission, Mr. Koeneke may be deemed to be a member of the Knightspoint Group and, as a result, he may be deemed to beneficially own shares of common stock beneficially owned by each of the other members of the Knightspoint Group.

(g)

Consists of 44,428 shares of common stock held personally, including 2,028 restricted shares awarded in lieu of cash compensation for the 2006 Board retainer and 5,408 restricted shares awarded for service as Chairman of the Board from August 2005 through the end of the fiscal year. Also includes 102,321 shares of common stock owned by Knightspoint Partners I, L.P. Mr. Meyer is a Managing Member of the sole Member of the General Partner of Knightspoint Partners I, L.P. and has shared voting and dispositive power with respect to the 102,321 shares of common stock owned by Knightspoint Partners I, L.P. Also includes an aggregate of 882,000 shares of common stock owned by the Ramius related entities described in footnote (h) below, as to which Mr. Meyer has no voting or dispositive power and as to which he disclaims beneficial ownership. Under the rules of the Securities and Exchange Commission, Mr. Meyer may be deemed to be a member of the Knightspoint Group and, as a result, he may be deemed to beneficially own shares of common stock beneficially owned by each of the other members of the Knightspoint Group.

(h)

Includes 2,028 restricted shares awarded to Mr. Mitchell in lieu of cash compensation for 2006 Board retainer. Mark Mitchell is a portfolio manager of RCG Ambrose Master Fund, Ltd. (“Ambrose”). As such, Mr. Mitchell makes day-to-day investment decisions with respect to the securities held in Ambrose. In addition, Mr. Mitchell trades on behalf of affiliates of Ambrose, including Starboard Value & Opportunity Fund, LLC, Ramius Securities, LLC and Ramius Master Fund, Ltd. Currently, Ambrose, Ramius Securities, LLC, Ramius Master Fund, Ltd. and Starboard Value & Opportunity Fund, LLC, hold 882,000 shares of common stock in the aggregate (the “Ramius related entities”). The investment advisor to Ambrose is Ramius Capital Group, LLC. Ramius Securities, LLC is an affiliate and wholly owned subsidiary of Ramius Capital Group, LLC. The investment advisor to Ramius Master Fund, Ltd. is Ramius Advisors, LLC, another affiliate and wholly owned subsidiary of Ramius Capital Group, LLC. The managing member of Ramius Capital Group LLC is C4S & Co., LLC. Mark Mitchell is a limited partner of C4S & Co., LLC. The managing member of Starboard Value & Opportunity Fund, LLC is Admiral Advisors, LLC whose sole member is Ramius Capital Group, LLC. Mr. Mitchell does not have investment or voting control over shares held by any of Ambrose, Ramius Securities, LLC, Ramius Master Fund or Starboard Value & Opportunity Fund, LLC. Also includes 102,321 shares of common stock owned by Knightspoint Partners I, L.P., as to which Mr. Mitchell has no voting or dispositive power and as to which he disclaims beneficial ownership. Under the rules of the Securities and Exchange Commission, the Ramius related entities may be deemed to be members of the Knightspoint Group and, as a result, each of the members may be deemed to beneficially own shares of common stock beneficially owned by each of the other members of the Knightspoint Group.

(i)	Includes 13,296 restricted shares.
(j)	Includes 2,028 restricted shares awarded in lieu of cash compensation for the 2006 Board retainer.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of any of the Company’s securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company.

Based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of its directors and executive officers complied during fiscal year 2005 with their reporting requirements.

Board and Committee Meetings

The Board of Directors has determined that James Abel, Michael Koeneke, Mark Mitchell and Turner White were independent, as that term is defined in the New York Stock Exchange Rules, throughout fiscal year 2005. Moreover, the Board of Directors determined that David Meyer became independent upon conclusion of his service in the interim Office of the Chief Executive in August 2005. The Board specifically discussed Mr. Meyer’s and Mr. Koeneke’s business relationship as members of the Knightspoint Partners, L.P. and the Knightspoint Group and concluded that Mr. Koeneke remained independent during Mr. Meyer’s service in the interim Office of Chief Executive. The Board also considered Mr. Mitchell’s participation in the Knightspoint Group and concluded that Mr. Mitchell remained independent during Mr. Meyer’s service in the interim Office of the Chief Executive.

During fiscal year 2005, the Company's Board of Directors met eleven times and acted by unanimous written consent on twelve occasions. All directors attended more than 75% of all Board and committee meetings that they were eligible to attend. Non-employee directors conferred without management present as part of each regularly scheduled Board meeting. The Chairman of the Nominating and Governance Committee, James Abel, presides over executive sessions of the independent directors. Although the Company does not have a formal policy on attendance at annual stockholder meetings, the Company encourages each member of the Board to attend the Annual Meeting of stockholders. The following directors attended the 2005 Annual Meeting of stockholders: Messrs. Abel, Meyer, Mitchell and White.

In fiscal year 2005, the Board of Directors had the following committees: Audit and Finance (the “Audit Committee”), Compensation, Nominating and Governance and Executive Committees.

The Audit Committee consists of James Abel (Chairman), Michael Koeneke and Turner White. The Board of Directors has determined that all members of the Audit Committee are independent, as that term is defined in the New York Stock Exchange's listing standards and the rules of the Securities and Exchange Commission. The Board of Directors has also determined that Mr. Abel is qualified to serve as the Audit Committee financial expert. The Audit Committee held five meetings during fiscal year 2005.

The Audit Committee reviews annual and quarterly financial statements of the Company, selects and oversees the Company's independent auditors and approves the scope of their work. The Audit Committee also reviews and discusses with management and the independent auditors significant accounting policies, reporting practices and internal controls and approves the annual internal audit plan. The Audit Committee has established procedures for reporting concerns about auditing or accounting practices to the Audit Committee on an anonymous, confidential basis at www.openboard.info/cpy. The Audit Committee also oversees management’s implementation and maintenance of effective systems of internal and disclosure controls and reviews and evaluates the Company's investment policies and performance.

The Compensation Committee is comprised of Messrs. White (Chairman), Abel and Koeneke. The Board of Directors has determined that all of the members of the Compensation Committee are independent, as that term is defined in the New York Stock Exchange's Governance Standards.

The Compensation Committee held one meeting during fiscal year 2005 and acted by unanimous consent on seven occasions. The Compensation Committee reviews annually the performance of executive officers and establishes annual salaries and incentives for executive officers. The Compensation Committee also designates participants in the Company’s Performance Plan, serves as the governing committee for the Restricted Stock Plan and serves as the stock option committee under the Company's 1991 Stock Option Plan.

The Nominating and Governance Committee is comprised of James Abel (Chairman), Michael Koeneke, Mark Mitchell and Turner White. The Nominating and Governance Committee is charged with nominating qualified members to serve on the Company's Board of Directors, reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines and making recommendations for changes to the Guidelines as appropriate. The Nominating and Governance Committee also leads the annual Board and committee evaluation process. The Nominating and Governance Committee considers educational background, business experience and the ability to complement the skills and experience of other Board members. In making recommendations for the Annual Meeting, the Nominating and Governance Committee further considered each nominee's involvement at Board meetings and in providing strategic direction during the preceding year. The Board of Directors has determined that all of the members of the Nominating and Governance Committee meet the independence requirements for companies listed on the New York Stock Exchange. The Nominating and Governance Committee met once during fiscal year 2005.

It is the policy of the Nominating and Governance Committee to consider nominees for election to the Board of Directors recommended by stockholders. Any stockholder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Company's Secretary at the Company’s address set forth at the end of this Proxy Statement and, if relevant, comply with the procedures set forth above under the caption “Stockholder Proposals for the 2007 Annual Meeting”. Notice of a nomination must include the reasons for making the nomination of a director or directors, your name, your address, the class and number of shares you own; a description of all arrangements and understandings between you and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are made; the name, age, business address and residence address of the nominee; and the class and number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. You must submit the nominee’s consent to be elected and to serve. As described in the Company's Corporate Governance Guidelines, each director must be independent under the criteria established by the New York Stock Exchange.

The Executive Committee is comprised of Michael Koeneke, David Meyer and Turner White. The Executive Committee is authorized to carry out all the functions of the Board of Directors to the extent permitted under Delaware law. The Executive Committee met three times during fiscal year 2005.

More detailed descriptions of the responsibilities of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are set forth in the committee charters, which are available in writing upon request to the Company’s Secretary, or on the Company's corporate website at www.cpicorp.com, under the heading “Investor Relations/Committee Composition”. The Company's Code of Business Conduct and Ethics, which applies to all Company employees and directors, and the Company's Corporate Governance Guidelines are also available in writing upon request to the Company’s Secretary, or on the Company’s corporate website. Any stockholder who wishes to request these documents may contact the Company’s Secretary at 1706 Washington Avenue, St. Louis, Missouri, 63103.

Any interested party, including any stockholder, who wishes to communicate with the Board, the presiding director, the independent directors as a group or with individual directors may send his or her communication to the Company's Secretary at 1706 Washington Avenue, St. Louis, Missouri, 63103. The Secretary will forward the correspondence to the appropriate directors or, upon request, will provide mailing instructions for direct delivery.

Compensation of Directors

On April 14, 2005, the Board of Directors of the Company approved the CPI Corp. Non-Employee Directors Restricted Stock Policy (the "Policy") pursuant to the CPI Corp. Restricted Stock Plan, as amended and restated as of April 14, 2005 (the "Plan"). The purpose of the Policy is to advance the interests of the Company and its stockholders by enabling the directors who are not employees of the Company to elect each year to receive shares of restricted common stock of the Company ("Restricted Shares") in lieu of up to 100%, but not less than 50%, of the annual retainer they receive as directors of the Company. Directors who chair committees of the Board may also elect to receive Restricted Shares in lieu of an annual retainer in cash for their service as committee chairmen.

Upon making an election under the Policy, the non-employee director is awarded that number of Restricted Shares determined by dividing (1) one hundred twenty-five percent (125%) of that portion of the non-employee director's annual retainer for Board service and/or service as a committee chair for the fiscal year for which the election is being made by (2) the Fair Market Value of one share of Common Stock of the Company as of the first day of the fiscal year. The Restricted Shares are not transferable and are subject to other restrictions until the last day of the applicable fiscal year.

Pursuant to the Policy, each of the directors elected to receive Restricted Shares in lieu of 100% of their $30,000 annual retainer for service on the Board in fiscal year 2005. Mr. Abel also elected to receive Restricted Shares in lieu of his annual retainers for serving as chairman of the Audit Committee ($6,000) and as chairman of the Nominating and Governance Committee ($6,000). In lieu of cash compensation for their retainers, Messrs. Koeneke, Meyer, Mitchell and White each received 2,439 Restricted Shares; Mr. Abel received 3,402 Restricted Shares. Mr. White received $6,000 for his service as chairman of the Compensation Committee.

The Compensation Committee also awarded Mr. Meyer 5,408 Restricted Shares in recognition of his service as Chairman of the Board in transitioning to a new Chief Executive Officer and in providing strategic direction from August 2005 through the end of the fiscal year.

Through April 2005, directors received $1,200 for each Board and committee meeting attended. Commencing in May 2005, the meeting fee increased to $1,500. In fiscal year 2005, the non-employee directors received the following amounts in meeting fees: James Abel: $33,900; Michael Koeneke: $23,700; David Meyer: $16,800; Mark Mitchell: $25,500; and Turner White: $33,900.

The Company also reimburses directors for expenses incurred in connection with attending Board and committee meetings.

Report of the Audit Committee

To Our Stockholders:

In performing our duties, the Audit Committee has:

1.

reviewed and discussed with the Company’s management and KPMG LLP (“KPMG”), the Company’s independent registered accounting firm, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the fiscal year ended February 4, 2006, as well as quarterly financial statements, all prior to their issuance;

2.	discussed with KPMG, all matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statement on Auditing Standards, AU § 380) as modified or supplemented;
3.	received from KPMG written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as modified or supplemented;
4.	discussed with KPMG its independence from the Company;
5.	conducted its meetings allowing for executive sessions with KPMG and with the Company’s internal auditors, in each case without the presence of the Company’s management; and
6.

received periodic updates from the Company's internal auditor regarding their testwork with respect to internal controls over financial reporting and reviewed with management and the independent auditor, management’s assessment of the effectiveness of the Company's internal control over financial reporting.

Among other things, the Audit Committee also oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics, conflicts of interest and the Company’s internal audit process.

Based on the review and discussions described in 1 through 6 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2005 for filing with the Securities and Exchange Commission.

Further, the Audit Committee has appointed KPMG to audit the books of the Company for the fiscal year ending February 3, 2007, and we recommend that you ratify that appointment.

THE CPI CORP. AUDIT COMMITTEE

James Abel, Chairman             Michael Koeneke Turner White

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference by any general statement incorporating by reference the Proxy Statement into another Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

In fiscal years 2005 and 2004, the Company was billed or will be billed approximately $535,500 and $585,500, respectively, for KPMG's audit of the Company's annual Financial Statements and review of Financial Statements included in the Company's interim reports on Form 10-Q and the statutory audit of the Company’s Puerto Rican operations.

Audit-Related Fees

For fiscal year 2004, KPMG billed the Company $5,000 for audits of certain employee benefit plans.

Tax Fees

No tax services were provided by KPMG during fiscal year 2005 or 2004.

All Other Fees

The Company did not receive any services from KPMG other than those described above in either of the last two fiscal years.

Procedure for Approval of Non-Audit Services

The Audit Committee has authorized the Chairman of the Audit Committee to pre-approve KPMG’s performance of non-audit services, provided that the Chairman reports any such pre-approval to the full Audit Committee at the next scheduled meeting. Upon receipt of any request for pre-approval of non-audit services from management, the Chairman may accept or reject the request or submit the request to the entire Audit Committee for consideration.

Ratification of Appointment of Independent Registered Public Accounting Firm

(Proxy Item No. 2)

The Audit Committee has selected KPMG, an independent registered public accounting firm, to audit the books of the Company and its subsidiaries for its current fiscal year ending February 3, 2007 (“fiscal year 2006”). Although the appointment of independent registered public accounting firms is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Audit Committee will reconsider the appointment. A representative of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to answer questions any stockholder may have.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of

KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

The affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting is required for ratification of this appointment. Proxies for shares marked “Abstain” will be considered to be represented, but will have the effect of a negative vote. Shares registered in the name of brokers or other “street name” nominees will also be considered represented at the meeting for purposes of a quorum but will be considered voted only if actually voted on Item No. 2.

Report of the Compensation Committee on

Executive Compensation

To Our Stockholders:

Our compensation philosophy is based on two principles:

•	Exceptional individual and team performance should be recognized and rewarded (and thereby encouraged) at all levels of the organization.
•	Rewards should be tied to the creation of stockholder value.

Fiscal year 2005 was marked by strides in reforming the Company’s compensation practices, including executive compensation, to execute on these principles and strengthen the alignment of the interests of management and employees with those of stockholders.

Specifically, we continued our shift to greater emphasis on at-risk/pay-for-performance compensation by not increasing base salaries. As reflected in the Summary Compensation Table, no named executive received an increase in base compensation in fiscal year 2004 or 2005. Moreover, no named executive received a base salary increase for fiscal year 2006. Compensation packages for new executives who joined the Company in fiscal year 2005 included lower base salaries than their predecessors received, but opportunity for increased reward in the form of restricted stock and participation in the performance plan that we developed early in the year.

Under our new performance plan, executives and other participants have the potential to earn significant gains in overall compensation, if pre-established, objective targets are met and exceeded. For fiscal year 2005, the incentive pool from which all awards were drawn (from the Chief Executive Officer on down) was determined on the basis of EBITDA generated by the Company. The performance plan is not exempt under section 162(m) of the Internal Revenue Code. The Board of Directors resets the EBITDA targets each year to provide performance awards designed to yield corresponding growth in stockholder value.

The Company exceeded pre-established performance benchmarks for fiscal year 2005. Accordingly, recipients throughout the organization, including hourly and salaried employees as well as key managers, were recognized and rewarded for their individual contributions. Importantly, a substantial portion of the total awards was paid in restricted shares, thus aligning the interests of our employees with those of stockholders.

Compensation of the Chief Executive Officer

We recruited Paul Rasmussen to the position of Chief Executive Officer in August 2005 with a compensation package that reflects our compensation policy. Mr. Rasmussen’s compensation package includes a base salary that is substantially lower than the Company historically paid to chief executives. At the same time, his initial compensation package included an award of restricted stock that will vest in increments through the end of fiscal year 2010 and will maintain alignment between his compensation and value realized by other stockholders. That alignment was further strengthened with payment of 50% of his bonus for fiscal year 2005 in restricted stock. Mr. Rasmussen’s bonus for fiscal year 2005 was prorated to reflect his joining the Company mid-year. Like all other participants in the Company’s performance plan, he has a continuing opportunity to drive the value of his performance bonus upward while delivering corresponding value to stockholders.

From October 2004 until Mr. Rasmussen joined the Company in August 2005, David Meyer, Jack Krings and Gary Douglass led the Company as members of the interim Office of the Chief Executive. Mr. Krings and Mr. Douglass received no additional compensation for their service in the interim Office of the Chief Executive. Their base salaries and bonuses remained the same as previously established for their respective service as President and Chief Operating Officer (Mr. Krings) and Executive Vice President, Finance and Chief Financial Officer (Mr. Douglass). In recognition of his service in the interim Office of the Chief Executive, Mr. Meyer received 34,562 shares of restricted stock which vested over the term of his service in the interim Office of the Chief Executive. As of the end of fiscal year 2005, the aggregate value of all 34,562 shares of restricted stock was $639,051.

Board of Directors’ Compensation

Each member of the Board of Directors has elected to receive restricted stock in lieu of cash for annual Board retainers for fiscal year 2005 and fiscal year 2006.

Compliance with IRC Section 162(m)

Although the $1 million limitation on deductibility imposed by Section 162(m) has had limited application to compensation paid to the Company's executives, the Compensation Committee intends to preserve full deductibility of executive compensation.

THE CPI CORP. COMPENSATION COMMITTEE

Turner White, Chairman       James AbelMichael Koeneke

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into another Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2005, no executive officer of the Company served on the Board of Directors or Compensation Committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2005, and no member of the Compensation Committee was formerly an officer of the Company.

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth the compensation of each of the persons who served as a chief executive officer or in the interim Office of the Chief Executive of the Company in fiscal year 2005 and the Company's next four most highly paid executive officers (“named executives”) for each of the last three years:

		Annual Compensation			Long Term Compensation
Name & Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $	Restricted Stock Awards ($)	All Other Compensation ($)

David Meyer Chairman and Member of the interim Office of the Chief Executive	2005 2004 2003	-- -- --	-- -- --	-- -- --	446,556 (1) 174,938 (8) --	-- -- --
Paul Rasmussen Chief Executive Officer	2005 2004 2003	185,096 (2) -- --	37,500 (5) -- --	3,282(12) -- --	290,904 (9)(14) -- --	272 (16) -- --
John Krings President, Chief Operating Officer and Member of the interim Office of the Chief Executive	2005 2004 2003	169,865 (3) 365,000 372,019	-- 115,895 (7) --	-- -- --	-- -- --	759,622 (15) 685,917 (18) 4,516 (19)
Gary Douglass Executive Vice President Finance/Chief Financial Officer and Member of the interim Office of the Chief Executive	2005 2004 2003	275,000 275,000 280,288	63,577 (7) 63,577 (7) --	-- -- --	-- -- --	3,735 (16) 3,019 (18) 3,598 (19)
Renato Cataldo Chief Operating Officer	2005 2004 2003	148,077 (4) -- --	50,000 (5) -- --	-- -- --	154,233 (10)(14) -- --	149,340 (17) -- --
Richard Tarpley Executive Vice President, Manufacturing	2005 2004 2003	208,000 208,000 212,000	39,735 (7) 39,735 (7) --	-- -- --	-- -- --	4,206 (16) 2,713 (18) 3,325 (19)
Thomas Gallahue Executive Vice President, Operations	2005 2004 2003	205,000 205,000 208,943	60,000 (6)(11) 67,285 (7)(11) 30,000 (11)	-- -- 4,752 (12)	28,203(13) (14) -- --	3,725 (16) 325,519 (18) 3,393 (19)
Jane Nelson General Counsel and Secretary of the Company	2005 2004 2003	195,000 195,000 167,867	29,404 (7) 29,404 (7) --	-- -- --	-- -- --	4,156(16) 2,489(18) 3,363(19)

________________________

(1)

Mr. Meyer served in the interim Office of the Chief Executive from October 6, 2004, until August 15, 2005, when Mr. Rasmussen joined the Company as Chief Executive Officer. In recognition of Mr. Meyer’s service in the interim Office of the Chief Executive and his involvement in the day-to-day management of the Company, on April 14, 2005 the Board of Directors awarded him 34,562 shares of restricted stock under the Company's Restricted Stock Plan. The amount in the table reflects the value of 22,915 shares of this award for the period of his service in fiscal year 2005. The award of Restricted Shares was fully vested on September 30, 2005. The aggregate value of all 34,562 shares of restricted stock at the end of fiscal year 2005 was $639,051. The value of the 22,915 shares allocated to service in fiscal year 2005 at the end of the year was $423,698. The amount listed in the table also reflects 5,408 restricted shares awarded to Mr. Meyer on March 23, 2006 for service in transitioning to the new Chief Executive and providing strategic direction. Those shares vest on February 3, 2007. The number of shares awarded to Mr. Meyer for his service as Chairman was calculated by dividing the cash value ($100,000) by the closing price of the Company’s common stock at the end of the 2005 fiscal year ($18.49). As described in footnote 14 below, the same approach was used for determining the number of shares awarded to participants in the Company’s Performance Plan. The year-end share price was used because the award to Mr. Meyer was in recognition of his contributions in fiscal year 2005. Dividends are paid on restricted shares.

(2)	Reflects salary earned since Mr. Rasmussen joined the Company on August 15, 2005.
(3)	Reflects salary earned up to Mr. Krings’ retirement on July 25, 2005.
(4)	Reflects salary earned since Dr. Cataldo joined the Company as a salaried employee on July 25, 2005.
(5)	Value of cash portion of performance bonus awarded. The balance of the bonus was awarded in restricted stock and is reflected in the Restricted Stock column.
(6)	Includes value of cash portion of performance bonus awarded ($25,000). The balance of the bonus was awarded in restricted stock and is reflected in the Restricted Stock column.
(7)	Guaranteed bonus following Change of Control.
(8)

Mr. Meyer was appointed to the interim Office of the Chief Executive on October 6, 2004. In recognition of his service in this position and his involvement in the day-to-day management of the Company, the Board of Directors awarded him 34,562 shares of restricted stock under the Company’s Restricted Stock Plan. The amount in the table reflects the prorated value of this award (11,647 shares) for the period of service in fiscal year 2004. The value of these 11,647 shares at the end of fiscal year 2005 was $215,353. Dividends are paid on restricted shares.

(9)

14,085 shares of restricted stock awarded on August 16, 2005; shares vest in five equal increments at the end of each fiscal year commencing with fiscal year 2005. The value of these restricted shares as of the end of fiscal year 2005 was $260,432. The amount in the column also reflects 2,028 shares of restricted stock awarded April 21, 2006 as part of Mr. Rasmussen’s bonus for fiscal year 2005 performance, all of which vest on February 3, 2007. Dividends are paid on restricted shares.

(10)

5,587 shares of restricted stock awarded on August 3, 2005; shares vest in three equal increments at the end of each fiscal year commencing with fiscal year 2005. The value of these restricted shares as of the end of fiscal year 2005 was $103,304. The amount in this column also reflects 2,704 shares of restricted stock awarded April 21, 2006 as part of Dr. Cataldo’s bonus for fiscal year 2005 performance, all of which vest on February 3, 2007. Dividends are paid on restricted shares.

(11)	Includes retention payments in the amount of $30,000 for 2003, $35,000 for 2004 and $35,000 for 2005.

(12)	Tax gross up for reimbursement of moving expenses.
(13)

The amount in this column reflects 1,352 shares of restricted stock awarded April 21, 2006 as part of Mr. Gallahue’s bonus for fiscal year 2005 performance, all of which vest on February 3, 2007. Dividends are paid on restricted shares.

(14)

The number of restricted shares awarded to Mr. Rasmussen, Dr. Cataldo and Mr. Gallahue for fiscal year 2005 performance was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of the fiscal year ($18.49). The same formula was used for all other recipients of restricted shares pursuant to the Performance Plan. The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of fiscal year 2005 because the awards were for fiscal year 2005 performance. The awards were not made until completion of the year end audit of the Company’s financial statements for fiscal year 2005 and allocation of the incentive pool determined upon completion of the audit.

(15)

Consists of $1,545 in life insurance premiums; $28,077 paid for unused vacation upon retirement; $650,000 pursuant to Retirement and Release Agreement and $80,000 earned as a consultant following his retirement. See “Certain Relationships and Related Transactions” for additional information related to Mr. Krings’ service as a consultant to the Company.

(16)

Consists of life insurance premiums of $272 for Mr. Rasmussen, $816 for Mr. Douglass, $2,091 for Mr. Tarpley, $816 for Mr. Gallahue and $2,041 for Ms. Nelson; and employer contribution of stock to the Company's 401(k) Plan in the amounts of $2,919 for Mr. Douglass, $2,115 for Mr. Tarpley, $2,909 for Mr. Gallahue and $2,115 for Ms. Nelson.

(17)

Consists of life insurance premium of $340 and $149,000 paid to Dr. Cataldo in fiscal year 2005 for service as an independent consultant to the Executive Committee of the Board of Directors. See “Certain Relationships and Related Transactions” for additional information related to Dr. Cataldo’s service as an independent consultant to the Company.

(18)

Life insurance premium of $816 for Mr. Douglass, $816 for Mr. Gallahue, $102 for Mr. Krings, $286 for Ms. Nelson and $510 for Mr. Tarpley; and employer contribution of stock to the Company's profit sharing (401(k)) plan equal to: $2,203 for each of Messrs. Douglass, Gallahue, Krings and Tarpley and Ms. Nelson. Mr. Gallahue and Mr. Krings negotiated a settlement of the death, disability and supplemental retirement provisions of their respective employment agreements in 2004 pursuant to which Mr. Gallahue received $322,500 and Mr. Krings received $683,612.

(19)

Consists of life insurance premiums of $712 for Mr. Douglass, $712 for Mr. Gallahue, $89 for Mr. Krings, $135 for Ms. Nelson and $445 for Mr. Tarpley; and employer contribution of stock to the Company's Profit Sharing (401(k)) Plan in the amount of $2,886 for Mr. Douglass $2,681 for Mr. Gallahue, $4,427 for Mr. Krings, $3,228 for Ms. Nelson and $2,880 for Mr. Tarpley.

Stock Option Grants in Fiscal Year 2005

No stock options were granted to the named executives in fiscal year 2005.

Aggregated Option/SAR Exercises in Fiscal Year 2005 and Fiscal Year-End Option/SAR Values

The following table sets forth information concerning option exercises in fiscal year 2005, and options remaining unexercised at February 4, 2006, by the named executives. No SARs were outstanding in fiscal year 2005.

Name (a)	Shares Acquired On Exercise (#) (b)	Value Realized ($) (c)	Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End ($) Exercisable/ Unexercisable (d)	Value of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($) Exercisable/ Unexercisable (e)
David Meyer	0	0	0/0	0/0
Paul Rasmussen	0	0	0/0	0/0
John Krings	50,000	$252,000	0/0	0/0
Gary Douglass	0	0	20,000/0	$39,800/0
Renato Cataldo	0	0	0/0	0/0
Richard Tarpley	0	0	5,290/0	0/0
Thomas Gallahue	0	0	15,046/0	$63,004/0
Jane Nelson	0	0	2,912/0	0/0

(1) Exercisable options carry an exercise price from $12.96 to $25.94. As of fiscal year end, market value per share was $18.49 based on the closing price on the New York Stock Exchange for February 3, 2006.

Pension Plan Table

The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (65) under the Company's qualified Retirement Plan and Trust. (All dollar amounts in the chart are annualized.)

Years of Service

Remuneration	10	15	20	25	30	35	40

$25,000	$2,500	$3,750	$5,000	$6,250	$7,500	$8,750	$10,000
$50,000	$5,000	$7,500	$10,000	$12,500	$15,000	$17,500	$20,000
$75,000	$7,500	$11,250	$15,000	$18,750	$22,500	$26,250	$30,000
$100,000	$10,000	$15,000	$20,000	$25,000	$30,000	$35,000	$40,000
$125,000	$11,250	$16,875	$22,500	$28,125	$33,750	$39,375	$45,000
$150,000	$12,500	$18,750	$25,000	$31,250	$37,500	$43,750	$50,000
$175,000	$13,750	$20,625	$27,500	$34,375	$41,250	$48,125	$55,000
$200,000	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000

The Company maintains a defined benefit Retirement Plan (the “Retirement Plan”) for all qualifying employees of the Company. As of the end of fiscal year 2005, the years of credited service for the executive officers listed in the Summary Compensation Table are as follows: Mr. Krings - 4, Mr. Douglass - 3, Mr. Tarpley - 35, Mr. Gallahue - 3 and Ms. Nelson - 17.

Effective April 1, 2004, the Company amended the Retirement Plan to implement a freeze of future benefit accruals, except for employees with at least ten years of service who attained age 50 as of April 1, 2004, who were “grandfathered” and whose benefits will continue to accrue. Years of service after the date of the benefit freeze are recognized for determination of whether an employee attains five years of service for vesting purposes. Mr. Rasmussen and Dr. Cataldo joined the Company after the Retirement Plan benefits were frozen and, therefore, will receive no benefits under the Retirement Plan. Mr. Krings retired before he attained the five years of service required for vesting and, similarly, he will receive no Retirement Plan benefits. Subject to satisfaction of vesting requirements, the remaining named executives are entitled to receive the following annual benefits under the Retirement Plan: Mr. Douglass: $4,000; Mr. Gallahue $4,000; Mr. Tarpley: $45,333 and Ms. Nelson: $20,195. Although Mr. Tarpley and Ms. Nelson met the service and vesting schedules to be grandfathered, they were excluded from the grandfathering provisions as a result of discrimination testing of highly compensated employees. Together with three other highly compensated employees who were excluded from the grandfathering provisions, they will receive the benefits of continued accruals under a non-qualified plan.

The Retirement Plan entitles a participant to a monthly retirement benefit upon retirement at or after age 65 equal to 1% of average monthly gross earnings (including base salary and bonus) from and after January 1, 1998, multiplied by the number of years of the participant's service. Until 2002, the maximum annual compensation recognized in computing benefits was $100,000. Commencing with 2002, the maximum annual compensation recognized in computing benefits increased to $200,000, subject to adjustment by the Internal Revenue Service for cost-of-living increases in future years.

In lieu of a monthly retirement benefit, a participant may elect to convert to a contingent annuitant option (which provides retirement benefits payable to the participant during his or her lifetime and to his or her beneficiary after the participant's death), or to an option for life annuity with a guaranteed number of monthly payments, payable first to the participant, with any remaining amounts payable to his or her beneficiary. The Retirement Plan provides for a reduced benefit for early retirement beginning at age 55. Benefits are fully vested after five years of service. The Company periodically makes actuarially determined contributions to the Retirement Plan. No deductions are made for social security benefits.

Mr. Douglass, Mr. Tarpley and Ms. Nelson are also entitled to receive supplemental retirement benefits pursuant to their employment agreements, as discussed more fully below. Mr. Krings and Mr. Gallahue negotiated settlements of their respective supplemental retirement benefits in 2004.

Employment Contracts, Termination of Employment and Change of Control Arrangements

The Company has employed the named executives under employment agreements that establish base compensation, bonus and other benefits available to employees. The employment agreements also provide that termination of employment of any of the named executives, other than for Cause, requires the Company to make a lump sum payment based on their base salaries at time of severance as follows: Mr. Rasmussen 100%; Dr. Cataldo 100%; Mr. Douglass 200%; Mr. Gallahue 200%; Ms. Nelson 200%; and Mr. Tarpley 200%. The amounts payable upon termination without Cause to Messrs. Douglass, Gallahue and Tarpley and to Ms. Nelson are based on Change of Control provisions in their employment agreements. Under the definition set forth in their employment agreements, a Change of Control occurred on March 24, 2004, when an independent inspector certified that seven members of the then nine serving members of the Board of Directors had been removed, the size of the Board had been reduced to eight and six new directors had been elected by consent of the Company’s stockholders.

The employment agreements of Mr. Douglass, Mr. Gallahue, Ms. Nelson and Mr. Tarpley provide that after a Change of Control, their respective positions, authority and responsibilities, type of work and status and stature of people with whom asked to work, shall be comparable to that immediately prior to the

Change of Control. The employment agreements for these executives also provide that following a Change of Control, the executive is entitled to a base salary at least equivalent to that in effect immediately prior to the Change of Control and a bonus at least equal to the highest bonus he or she received during any of the three fiscal years preceding the Change of Control. For any employment period following a Change of Control, the executive is also entitled to continue to participate in compensation plans and programs and benefit plans on a basis that is at least equivalent to those provided before the Change of Control. Certain of the Company's employee benefit plans provide for acceleration of the payment of benefits upon a Change of Control, including the Restricted Stock Plan. If any such accelerated benefits plus the severance amounts payable in the event of a Change of Control result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code or any similar tax, Mr. Douglass, Mr. Gallahue, Ms. Nelson and Mr. Tarpley are also entitled to the amount of the tax. The employment agreements for Mr. Rasmussen and Dr. Cataldo do not contain Change of Control provisions.

The employment agreements for Mr. Douglass, Ms. Nelson and Mr. Tarpley provide for supplemental retirement benefits that vest at the rate of 10% for each year of service. The maximum benefit is 40% of the highest base salary from and after fiscal year 1997, not to exceed $150,000 annually, for twenty years. These payments commence on the later of (i) age 65 or (ii) the date of retirement. The employment agreements provide that if an executive’s employment terminates following a Change of Control the executive will be deemed fully vested with regard to supplemental retirement benefits. As reflected in the Summary Compensation Table, Messrs. Krings and Gallahue negotiated amendments to their employment agreements to settle the death, disability and supplemental retirement provisions. The employment agreements for Mr. Rasmussen and Dr. Cataldo do not provide for supplemental retirement benefits.

Performance Graph

The following graph compares the five-year cumulative returns of $100 invested in (a) the Company (“CPY”), (b) the Standard & Poor’s 500 Index (“S&P 500”), and (c) the Russell 2000 Index (the “Russell 2000”), assuming the reinvestment of all dividends. The measurement dates for the purposes of determining the stock price of the Company correspond to the fiscal year end (i.e., the first Saturday in February of each year reflected). The Russell 2000 index was selected because it encompasses similarly-sized companies to the Company. The corresponding measurement dates for the S&P 500 and the Russell 2000 are January 31st of each of the years reflected.

	2001	2002	2003	2004	2005	2006

CPY	100.00	78.53	73.72	119.62	86.98	107.84
S&P 500	100.00	83.89	64.71	86.86	92.19	101.65
Russell 2000	100.00	96.49	75.55	119.08	129.41	153.74

Certain Relationships and Related Transactions

Renato Cataldo served as a consultant to the Executive Committee of the Board of Directors of the Company from August 16, 2004, until his appointment to the position of Chief Operating Officer on July 25, 2005. As an independent consultant, Dr. Cataldo participated in special projects assigned to him by the Executive Committee or its designees. He was paid at the rate of $1,000 per day for up to 22 days per month and was reimbursed for expenses incurred in performing his duties in accordance with customary reimbursement policies established by the Company. Dr. Cataldo was paid a total of $240,000 during his tenure as a consultant to the Company, including $149,000 in fiscal year 2005.

From his retirement as President and Chief Operating Officer on July 25, 2005 through September 30, 2005, Jack Krings served as independent consultant to the Company. As a consultant, he assisted with the transition to the Company’s new Chief Executive Officer, assisted field management and carried out other projects under the direction of the Chairman of the Board. Mr. Krings was paid a total of $80,000 for his services as a consultant and he was reimbursed for expenses incurred in accordance with the Company’s customary reimbursement policies.

Other Information

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the meeting for any purpose germane to the meeting. For ten days prior to the Annual Meeting, this stockholder list will also be available for inspection by stockholders at the Company's offices at 1706 Washington Avenue, St. Louis, Missouri 63103, during regular business hours.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Stockholders’ Meeting and Proxy Statement and the 2005 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the Company's Secretary, we will provide a separate copy of the 2005 Annual Report or Notice of Annual Stockholders’ Meeting and Proxy Statement.

The Company's 2005 Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about May 5, 2006, to stockholders of record as of April 25, 2006.

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY, JANE NELSON, UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON AVENUE, ST. LOUIS, MISSOURI 63103.

By Order of the Board of Directors,

Jane E. Nelson

Secretary and General Counsel

Dated: May 5, 2006

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CPI Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CPI Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

1706 WASHINGTON AVENUE ST. LOUIS, MO 63103

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CPICO1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CPI CORP.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 7, 2006

The undersigned, revoking all previous proxies, hereby appoints David Meyer and James Abel or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated on the reverse side, all of the shares of Common Stock of CPI Corp. (the “Company”) held of record by the undersigned on April 25, 2006, at the annual meeting of stockholders to be held at 9:30 a.m. central daylight time on June 7, 2006, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri, 63103, and at any adjournment thereof.

This Proxy will be voted as specified in the spaces provided therefor or, if no such specification is made, it will be voted for the election of directors and for Item 2.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

(Continued and to be signed on reverse side.)